UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue			2244 Walnut Grove Avenue
(P.O. Box 976)			(P.O. Box 800)
Rosemead,	California	91770	Rosemead,	California	91770
(Address of principal executive offices)			(Address of principal executive offices)
(626) 302-2222			(626) 302-1212
(Registrant's telephone number, including area code)			(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Edison International:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Southern California Edison Company: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Edison International	☐
Emerging growth company	Southern California Edison Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Edison International	☐
Southern California Edison Company	☐

Item  1.01Entry into Material Definitive Agreements

On November 7, 2022, Edison International entered into a Term Loan Credit Agreement (the "Edison International Term Loan Agreement") with the lenders named therein and PNC Bank, National Association, as administrative agent. The Edison International Term Loan Agreement provides for a $400 million term loan that matures on November 6, 2023. The term loan may be prepaid in whole or in part without any premium or penalty.

Edison International expects to use the proceeds of the term loan for general corporate purposes. The term loan bears interest at either an adjusted term rate based on the secured overnight financing rate ("Adjusted Term SOFR") plus a margin of 0.95% or a base rate with no applicable margin. The Edison International Term Loan Agreement contains customary representations and warranties, covenants and events of default and has one financial covenant, requiring that Edison International maintain at the end of each quarter a ratio of consolidated total recourse indebtedness to consolidated capital at a level that does not exceed 0.70 to 1.0.

Also on November 7, 2022, Southern California Edison Company ("SCE") entered into a Term Loan Credit Agreement (the "SCE Term Loan Agreement" and together with the Edison International Term Loan Agreement, the "Term Loan Agreements") with the lenders named therein and Truist Bank, as administrative agent. The SCE Term Loan Agreement provides for a $600 million term loan that matures on May 7, 2024. The term loan may be prepaid in whole or in part without any premium or penalty.

SCE expects to use the proceeds of the term loan for general corporate purposes. The term loan bears interest at either Adjusted Term SOFR plus a margin of 0.90% or a base rate with no applicable margin. The SCE Term Loan Agreement contains customary representations and warranties, covenants and events of default and has one financial covenant, requiring that SCE maintain at the end of each quarter a ratio of consolidated total indebtedness to consolidated capital at a level that does not exceed 0.65 to 1.0.

The lenders that are a party to the Term Loan Agreements or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for Edison International and/or SCE and certain of their respective subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Term Loan Agreements, filed as Exhibit 10.1 and 10.2 hereto and incorporated by reference herein.

Item  2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item  9.01Financial Statements and Exhibits

(d)	Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Term Loan Credit Agreement, dated as of November 7, 2022, among Edison International, the several banks and other financial institutions from time to time party thereto, and PNC Bank, National Association

10.2	Term Loan Credit Agreement, dated as of November 7, 2022, among Southern California Edison Company, the several banks and other financial institutions from time to time party thereto, and Truist Bank

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Kate Sturgess
Kate Sturgess
Vice President and Controller

Date: November 7, 2022

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Kate Sturgess
Kate Sturgess
Vice President and Controller

Date: November 7, 2022